                                                           Exhibit No. EX-99.e.1

                             DISTRIBUTION AGREEMENT

                                     BETWEEN

                        GENWORTH VARIABLE INSURANCE TRUST

                                       AND

                          CAPITAL BROKERAGE CORPORATION

     THIS  AGREEMENT  entered  into the 31st day of July,  2008,  by and between
GENWORTH VARIABLE INSURANCE TRUST (the "Trust"),  a Delaware statutory trust, on behalf of each of its separate series of shares (each a "Fund" and collectively, the  "Funds") as set forth on Appendix A hereto,  as amended  from time to time, and CAPITAL BROKERAGE CORPORATION (the "Distributor"), a Washington corporation, and a registered  broker-dealer and member of the Financial Industry  Regulatory
Authority ("FINRA").

                              W I T N E S S E T H:

     WHEREAS,  the  Trust is  engaged  in  business  as an  open-end  management investment company, as defined in the Investment Company Act of 1940, as amended
(the "1940 Act"),  and is so registered  with the U.S.  Securities  and Exchange
Commission (the "SEC") under the provisions of the 1940 Act;

     WHEREAS,  the Trust has adopted a distribution plan in respect to shares of the Funds pursuant to Rule 12b-1 under the 1940 Act (the "12b-1 Plans");

     WHEREAS,  the  Distributor  is engaged in the  business  of  promoting  the distribution of the securities of investment companies;

     WHEREAS,  Fund  shares may be offered  and sold at net asset  value only to separate  accounts of insurance  companies  ("Insurance  Companies") to fund the benefits of variable life insurance policies and variable annuity contracts; and

     WHEREAS, it is mutually desired that the Distributor  undertake as agent of the Trust, the sale and distribution of shares of the Funds;

     NOW, THEREFORE,  in consideration of the mutual covenants and agreements of the parties hereto,  the parties mutually  covenant and agree with each other as follows:

     1. The Trust, on behalf the Funds, hereby appoints the Distributor as agent of the Funds to effect the sale and public distribution of shares of the capital stock of each of the Funds.  In its  capacity as principal  underwriter  of Fund shares,  and acting as principal and not as agent for the Trust, the Distributor is  authorized,  from time to time,  to enter into separate  written  agreements regarding the sale of Fund shares, on terms and conditions not inconsistent with this  Agreement or the 12b-1 Plans,  with  Insurance  Companies  ("Participation
Agreements")  and  with  various  eligible  financial   institutions  and  other
financial institutions  ("eligible financial  institutions") which are permitted by law to offer and sell shares of the Funds to  Insurance  Companies  ("Selling
Agreements"),  which provide that any such eligible financial  institution shall indemnify and hold harmless,  the Funds so that in no event shall the Funds have any  responsibility or liability to any person whatsoever on account of the acts and statements of any such eligible financial institution. The Distributor shall have the  right  to  select  the  Insurance  Companies  and  eligible  financial institutions  to whom  shares  will be  offered  by it and,  subject  to express provisions of this Agreement,  applicable securities laws, the Trust's Agreement and Declaration of Trust and Bylaws and the then current  prospectus(es)  of the
Funds,  to determine the terms and prices in any contract for the sale of shares to any eligible  financial  institution made by it as such agent for each of the
Funds.  The  Trust  shall not pay any  compensation  pursuant  to  Participation
Agreements or Selling  Agreements;  the Distributor  shall determine in its sole discretion the compensation, if any, to be paid by it.

     2. The Distributor shall be the principal underwriter and agent for each of the Funds for the sale of its shares and the Funds agree that they will not sell any shares to any person except to fill orders for the shares  received  through the  Distributor.  The foregoing  exclusive right shall not apply: (a) to shares issued  or sold in  connection  with the  merger or  consolidation  of any other investment  company with a Fund or the  acquisition  by purchase or otherwise of all or substantially  all the assets of any investment  company or substantially all the  outstanding  shares of any such company by a Fund;  (b) to shares which may  be  offered  by a  Fund  to  its  shareholders  for  reinvestment  of  cash distributed from capital gains or net investment income of a Fund; (c) to shares which may be issued to  shareholders  of other funds who  exercise  any exchange privilege set forth in the Funds'  prospectus(es),  or (d) to the sale of shares to any  person in a  transaction  which is exempt  from  registration  under the
Securities Act of 1933 (the "1933 Act").

     3. The  Distributor  shall have the right to sell the shares of  beneficial interest of each of the Funds to  Insurance  Companies  and  eligible  financial institutions,  as needed (making  reasonable  allowance for clerical  errors and
errors  of  transmission),   but  not  more  than  the  shares  needed  to  fill
unconditional  orders  for  shares  placed  with the  Distributor  by  Insurance
Companies  or eligible  financial  institutions.  In every case the  Distributor shall charge the public offering price and the Funds shall receive the net asset value for the shares sold,  determined  as provided in  paragraph 4 hereof.  The
Distributor shall notify the Funds, or their designated  service  providers,  at the close of each business day (normally 5:00 p.m.,  Eastern  Standard Time), of the number of shares sold during each day.  Notwithstanding  the foregoing,  the
Funds may sell their shares to certain affiliated persons at net asset value, if and to the extent described in the respective prospectus(es).

     4. The public  offering  price  consists  of the net asset value per share, unless otherwise stated in the Funds' currently  effective  prospectus(es).  The net asset value of shares of each of the Funds shall be  determined by the Funds or such other persons as the Board of Trustees of the Trust may  designate.  The determination  shall be made once a day on which the New York Stock  Exchange is open for a full  business day and in  accordance  with the method set out in the
Bylaws of the Trust and the current prospectus(es) of the Funds.

     5. The Distributor agrees that it will not sell any shares of a Fund to any officer, Trustee, or partner of either the Distributor or of the Trust, any firm or corporation which may be employed by the Funds or by the Distributor,  or for its own account,  except that if the Funds'  prospectus(es)  is later amended to permit the sale of Fund shares to persons other than  Insurance  Companies,  the
Distributor  may sell to such  persons and for its own  account  for  investment purposes  only and that  such Fund  shares  will not be  resold  except  through redemption by the applicable Fund.

     6. (a) On behalf  of the  Funds,  the Trust  appoints  and  designates  the
Distributor as agent of the Funds and the Distributor  accepts such  appointment as such agent, to repurchase  shares of each of the Funds in accordance with the provisions of the Agreement and Declaration of Trust and Bylaws of the Trust.

     (b) In connection with such redemptions or repurchases the Trust authorizes and designates the  Distributor to take any action,  to make any  adjustments in net asset value,  and to make any arrangements for the payment of the redemption or  repurchase  price  authorized or permitted to be taken or made in accordance with the the 1940 Act,  and as set forth in the Trust's  Bylaws and then current prospectus(es) of the Funds.

     (c) The authority of the  Distributor  under this paragraph 6 may, with the consent  of  the  Trust,  be  delegated  by  the  Trust  or  redelegated  by the
Distributor,  in whole or in part to  another  person  or firm,  so long as such delegation by the Distributor is approved by the Trust.

     (d) The authority granted in this paragraph 6 may be suspended by the Trust at any time or from time to time pursuant to the provisions of its Agreement and
Declaration  of Trust and By-Laws until further notice to the  Distributor.  The
President  or any Vice  President  of the Trust shall have the power  granted by said  provisions.  After  any  such  suspension  the  authority  granted  to the
Distributor by this paragraph 6 shall be reinstated only by a written instrument executed on behalf of the Funds by the Trust's President or any Vice President.

     7. The Funds  agree  that  they  will  cooperate  with the  Distributor  to prepare, execute and file applications for registration and qualification of its shares  for sale  under the laws of the United  States  and the  provisions  and regulations of the SEC and under the Securities  Acts of such States and in such amounts as each of the Funds may determine,  and shall pay registration  fees in connection  therewith.  The Distributor  shall bear all expenses incident to the sale of shares of the Funds,  except to the extent that the Insurance  Companies or others pay or agree to pay such expenses,  including without limitation,  the
cost  of  any  sales  material  or  literature,   the  cost  of  copies  of  the
prospectus(es)  used as sales  material  (except  those  being sent to  existing shareholders) and the cost of any reports or proxy material  originally prepared for the  Funds'  shareholders,  to the  extent  that  such  material  is used in connection with the sale of shares of the Funds.

     8. For its services under this Agreement, the Distributor shall be entitled to receive a selling commission, and /or fees pursuant to any Distribution Plans pursuant to Rule 12b-1 which may from time to time be in effect with  respect to one  or  more  Funds,  as may  be  stated  in  the  Funds'  currently  effective prospectus(es). The Distributor may make payments to others from such amounts in accordance with any selling  agreement,  participation  agreement,  or agreement pursuant to such Distribution Plan, then in effect.

     9.  Notwithstanding  anything  contained herein to the contrary,  shares of each of the Funds may be offered  for sale at a price  other than their  current public  offering  price,  if such  reduction or  elimination is authorized by an order of the  SEC,  or the 1940 Act or the  rules  and  regulations  promulgated thereunder provide for such variation.  Furthermore,  such shares may be offered and sold  directly by the Funds  rather  than by the  Distributor  as  otherwise provided in this Agreement.

     10. This Agreement shall become effective as of the above-written date, and shall  continue in effect for a period of more than one year from its  effective date only as long as such  continuance is approved,  at least  annually,  by the
Board of Trustees of the Trust,  including a majority of those  Trustees who are not  "interested  persons" of any party to this Agreement  voting in person at a meeting called for the purpose of voting on such approval.

     11. No amendment to this  Agreement  shall be executed or become  effective unless its terms have been  approved  (a) by a majority  of the  Trustees of the
Trust or by the vote of a "majority of the  outstanding  voting  securities"  of each  of the  Funds,  and  (b) by a  majority  of  those  Trustees  who  are not
"interested persons" of the Funds or of any party to this Agreement.

     12. The Trust,  on behalf of the Funds,  and the  Distributor  hereby  each agree  that all  literature  and  publicity  issued by either of them  referring directly or indirectly to the Funds or to the Distributor  shall be submitted to and receive the approval of the Funds and the Distributor before the same may be used by either party.

     13. The  Distributor  agrees to use its best efforts in effecting  the sale and public  distribution  of the shares of each of the Funds and to perform  its duties in  redeeming  and  repurchasing  the  shares of each of the  Funds,  but nothing  contained in this  Agreement  shall make the  Distributor or any of its officers and directors or  shareholders  liable for any loss sustained by any of the Funds or any of the Trust's  officers,  Trustees or shareholders,  or by any other person on account of any act done which is required by this Agreement,  or which is directed by the Trust  provided  that nothing  herein  contained  shall protect the  Distributor  against any  liability to the Funds or to any of their shareholders  to which the  Distributor  would otherwise be subject by reason of willful  misfeasance,  bad faith, or negligence in the performance of its duties as  Distributor  or by reason of its reckless  disregard of its  obligations  or duties as Distributor  under this  Agreement.  Nothing in this  Agreement  shall protect the Distributor  from any  liabilities  which it may have under the 1933
Act or the 1940 Act.

     14. As used in this Agreement the terms "interested persons," "assignment;"
and "majority of the outstanding  voting  securities"  shall have the respective meanings specified in the 1940 Act.

     15. This  Agreement may be  terminated at any time,  without the payment of any penalty  by: (1) the vote of a majority of the  Trustees of the Trust on not less than 30 days nor more than 60 days written  notice to the  Distributor,  or
(2) by the  Distributor  at any time without the payment of any penalty,  on not less than 30 days nor more than 60 days written  notice to the Trust,  or (3) by any party hereto  immediately  upon written  notice to the other  parties in the event of a breach of any provision to this Agreement by any of the parties.

     This Agreement shall not be assigned and shall terminate  automatically  in the event of its assignment or upon the  termination of the Investment  Advisory
Agreement.

     This   Agreement   shall   extend  to  and  bind  the   heirs,   executors,
administrators and successors of the parties hereto.

     16.  Subject to the duties of the  parties to comply with  applicable  law, including any demand of any regulatory or taxing authority having  jurisdiction, the parties hereto shall treat as confidential  all information  pertaining to a
Fund and the  actions  of the  Distributor,  the  Trust,  and a Fund in  respect
thereof.   In  accordance   with  Section  248.11  of  Regulation  S-P  (17  CFR
248.1-248.30),   Distributor  will  not  directly,   or  indirectly  through  an
affiliate, disclose any non-public personal information,  except as permitted or required by law, as defined in Reg. S-P, received from the Trust,  regarding any shareholder, to any person that is not affiliated with the Trust, provided that, any such information disclosed to an affiliate of the Distributor shall be under the same limitations on non-disclosure.

     17. Any notice,  advice or report to be given  pursuant  to this  Agreement shall be deemed  sufficient if delivered or mailed by  registered,  certified or overnight  mail,  postage  prepaid  addressed by the party giving  notice to the other party at 2300 Contra Costa Blvd., Suite 425, Pleasant Hill, CA 94523-3967,
the principal business office of both the Trust and the Distributor.

     18.  This  Agreement  shall  be  governed  by  the  internal  laws  of  the
Commonwealth  of  Virginia,  without  regard  to  conflict  of  law  principles;
provided,  however that nothing herein shall be construed as being  inconsistent with the 1940 Act.  Where the effect of a requirement  of the 1940 Act reflected in any provision of this Agreement is altered by a rule,  regulation or order of the SEC,  whether of special or general  application,  such  provision  shall be deemed to incorporate the effect of such rule, regulation or order.

     19. This Agreement embodies the entire agreement and understanding  between the parties  hereto,  and  supersedes all prior  agreements  and  understandings relating to this Agreement's  subject matter.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

     20. If any provision of this  Agreement  shall be held or made invalid by a court  decision,  statute,  rule or otherwise,  the remainder of this  Agreement shall not be affected thereby.

                  [Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, GENWORTH VARIABLE INSURANCE TRUST, on behalf of each of its Funds as set forth in  Appendix A, and CAPITAL  BROKERAGE  CORPORATION  have caused this Agreement to be signed by their duly  authorized  officers and their corporate  seals to be  hereunto  duly  affixed  all on the day and  year  above written.

Attest:                                   GENWORTH VARIABLE INSURANCE TRUST

/s/Danell J. Doty                         /s/Carrie  E. Hansen
Name: Danell J. Doty                      Name:  Carrie  E. Hansen
Title: VP & Treasurer                     Title: President

Attest:                                   CAPITAL BROKERAGE CORPORATION

/s/Scott E. Wolfe                         /s/Geoffrey S. Stiff
Name:  Scott E. Wolfe                     Name: Geoffrey S. Stiff
Title: Senior Vice President              Title: Senior Vice President

                                   APPENDIX A

Genworth Calamos Growth Fund

Genworth Columbia Mid Cap Value Fund

Genworth Davis NY Venture Fund

Genworth Eaton Vance Large Cap Value Fund

Genworth Legg Mason Partners Aggressive Growth Fund

Genworth PIMCO StocksPLUS Fund

Genworth Putnam International Capital Opportunities Fund

Genworth Thornburg International Value Fund

Genworth Western Asset Management Core Plus Fixed Income Fund